UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2005

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Main Street
Box 130

Atchison, Kansas 66002

(Address of principal executive offices) (Zip Code)

(913) 367-1480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Conditions.

On August 8, 2005, MGP Ingredients, Inc. (the “Company”) issued a pre-earnings release press release, incorporated into this Item 2.02 by reference, relating to its anticipated earnings per share for fiscal year 2005, which ended June 30, 2005.  The press release, dated August 8, 2005, is furnished pursuant to Item 2.02, “Results of Operations and Financial Conditions,” Item 7.01, “Regulation FD Disclosure” and Item 9.01, “Financial Statements and Exhibits.”

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is a pre-earnings release press release relating to the Company’s anticipated earnings per share for fiscal year 2005, which ended June 30, 2005.

As previously announced, the Company will report its fiscal 2005 fourth quarter financial results prior to the market’s opening on Tuesday, August 16, to be followed by an investor conference call that day at 10 a.m. central time.  The Company’s senior management will discuss the Company’s fourth quarter results and certain forward looking information during the conference call.  Interested persons may listen to the conference call via telephone by dialing (800) 322-0079 before 9:50 a.m. central time, or access it on the Internet at www.mgpingredients.com.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release dated August 8, 2005, furnished solely for the purpose of incorporation by reference into Items 2.02, 7.01 and 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: August 8, 2005	By:	/s/ Brian Cahill
Brian Cahill
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release dated August 8, 2005, furnished solely for the purpose of incorporation by reference into Items 2.02, 7.01 and 9.01.